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                                                                    EXHIBIT 23.2
                       CONSENT OF INDEPENDENT ACCOUNTANTS

    We consent to the reference of our firm under the caption "Experts" in the Registration Statement on Form S-4 for the registration of 21,618,990.5 Common Stock Purchase Warrants and 4,400,000 shares of Common Stock issuable upon exercise of Warrants of Jacor Communications, Inc. and to the incorporation by reference therein of our report dated February 23, 1996 with respect to the consolidated financial statements and financial statement schedule of Citicasters Inc. included in its Annual Report (Form 10K) for the year ended December 31, 1995 filed with the Securities and Exchange Commission.

                                          ERNST & YOUNG LLP

Cincinnati, Ohio
June 21, 1996